August 10, 2009


U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, Northeast
Washington, DC 20549



RE:  Volumetric Fund, Inc.
     File No. 811-04643


Dear Sir or Madam:

We have read Sub-Item 77K of Form N-SAR of the Volumetric Fund, Inc. dated August 12, 2009, and agree with the statements concerning our Firm contained therein.



                                /s/ BKD, LLP




CC:  Mr. Gabe Gibs
     Volumetric Fund, Inc.
     87 Violet Drive
     Pearl River, New York, 10965